Exhibit 99.1

FOR IMMEDIATE RELEASE

Aspen Aerogels Announces Thermal Barrier Award from Valmet Automotive for

Electric Porsche 718 Series and Reiterates 2024 Financial Outlook

Valmet Automotive design award for the Porsche 718 series is Aspen’s sixth OEM award

2024 Financial Outlook remains unchanged

NORTHBOROUGH, Mass., June 13, 2024 /PRNewswire/ -- Aspen Aerogels, Inc. (NYSE: ASPN) ("Aspen" or the "Company"), a technology leader in sustainability and electrification solutions, today announced a PyroThin® design award from Valmet Automotive to supply the next generation electric-only Porsche 718 series.

Aspen is also reiterating its 2024 financial outlook.

Valmet Automotive / Porsche EV Thermal Barrier Commercial Award

•	Valmet Automotive is Porsche’s manufacturing partner for the next generation electric 718 lineup
•	The Porsche 718 platform covers the Cayman and Boxster models with an expected start of production in 2025
•	Porsche, through Valmet, joins Audi and Scania as announced PyroThin® awards linked to the Volkswagen Group

Commenting on today's announcement, Aspen's President and CEO, Donald R. Young, “We are excited to add Valmet Automotive and Porsche to our growing list of customers as they prepare to manufacture an all-electric 718 lineup.” Mr. Young added, “This award, and the depth of our quote and development pipeline with additional OEM customers, further validates PyroThin® as the go-to EV thermal barrier solution. We believe that we will add more awards to our roster during 2024 to drive further diversification in our PyroThin® customer base for 2025 and beyond.”

2024 Financial Outlook Unchanged

Aspen’s 2024 full year outlook remains as follows:

($ in millions, except per share amounts)

Metric	2024 Outlook	Implied YoY % Improvement
Revenue Thermal Barrier Energy Industrial	>380 >230 >150	59% 109% 17%
Adjusted EBITDA	>55	340%
Net Income (Loss)	>2	104%
Earnings Per Share	>0.03	105%

Ricardo C. Rodriguez, Chief Financial Officer and Treasurer, commented, “We developed a pragmatic performance baseline when planning for 2024 and while preparing the most recently communicated outlook increase as part of our Q1 results.” Mr. Rodriguez added, “Thinking more broadly and long-term, our profitable Energy Industrial segment, in combination with a broad set of blue-chip PyroThin® customers, positions us to continue supporting the long-term EV demand ramp with conviction. We look forward to discussing our Q2 results in detail at our next earnings call on August 1st, 2024.”

The Company's 2024 outlook assumes depreciation and amortization of $30 million, stock-based compensation expense of $14 million, other (income) expense and income tax expense of $9 million, and weighted average shares outstanding of 75.8 million for the full year.

A reconciliation of net loss to non-GAAP Adjusted EBITDA for the 2024 financial outlook is provided in the financial schedules that are part of this press release. An explanation of this non-GAAP financial measure is also included below under the heading “Non-GAAP Financial Measures.”

Non-GAAP Financial Measures

In addition to providing financial measurements based on generally accepted accounting principles in the United States of America ("GAAP"), Aspen provides an additional financial metric that is not prepared in accordance with GAAP ("non-GAAP"). The non-GAAP financial measure included in this press release is Adjusted EBITDA. Management uses this non-GAAP financial measure, in addition to GAAP financial measures, as a measure of operating performance because the non-GAAP financial measure does not include the impact of items that management does not consider indicative of Aspen's core operating performance. In addition, management uses Adjusted EBITDA (i) for planning purposes, including the preparation of Aspen's annual operating budget, (ii) to allocate resources to enhance the financial performance of its business, and (iii) as a performance measure under its bonus plan.

Management believes that this non-GAAP financial measure reflects Aspen's ongoing business in a manner that allows for meaningful comparisons and analysis of trends in its business, as it excludes expenses and gains not reflective of Aspen's ongoing operating results or that may be infrequent and/or unusual in nature. Management also believes that this non-GAAP financial measures provides useful information to investors in understanding and evaluating Aspen's operating results and future prospects in the same manner as management and in comparing financial results across accounting periods and to those of peer companies. This non-GAAP measure may not be comparable to similarly titled measures presented by other companies.

The non-GAAP financial measure does not replace the presentation of Aspen's GAAP financial results and should only be used as a supplement to, not as a substitute for, Aspen's financial results presented in accordance with GAAP. In this press release, Aspen has provided a reconciliation of Adjusted EBITDA to net loss, the most directly comparable GAAP financial measure. Management strongly encourages investors to review Aspen's financial statements and publicly filed reports in their entirety and not rely on any single financial measure.

About Aspen Aerogels, Inc.

Aspen is a technology leader in sustainability and electrification solutions. The Company's aerogel technology enables its customers and partners to achieve their own objectives around the global megatrends of resource efficiency, e-mobility, and clean energy. Aspen's PyroThin® products enable solutions to thermal runaway challenges within the EV market. Aspen Battery Materials, the Company's carbon aerogel initiative, seeks to increase the performance of lithium-ion battery cells to enable EV manufacturers to extend the driving range and reduce the cost of EVs. The Company's Cryogel® and Pyrogel® products are valued by the world's largest energy infrastructure companies. Aspen's strategy is to partner with world-class industry leaders to leverage its Aerogel Technology Platform® into additional high-value markets. Aspen is headquartered in Northborough, Mass. For more information, please visit www.aerogel.com.

Special Note Regarding Forward-Looking and Cautionary Statements

This press release and any related discussion contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties that could cause actual results to be materially different from historical results or from any future results expressed or implied by such forward-looking statements, including statements relating to the thermal barrier award from Valmet Automotive and Aspen’s 2024 financial outlook. These statements are not historical facts but rather are based on Aspen’s current expectations, estimates and projections regarding Aspen's business, operations and other factors relating thereto, including with respect to Aspen’s 2024 financial outlook. Words such as "may," "will," "could," "would," "should," "anticipate," "predict," "potential," "continue," "expects," "intends," "plans," "projects," "believes," "estimates," "outlook," “assumes,” “targets,” “opportunity,” and similar expressions are used to identify these forward-looking statements. Such forward-looking statements include statements regarding, among other things, Aspen’s expectations about capacity, revenue, revenue capacity, backlog, costs, expenses, profitability, cash flow, gross profit, gross margin, operating margin, net loss, Adjusted EBITDA, Adjusted EBITDA margin and related decreases, improvements, timing, variability or trends; beliefs about higher than expected demand from the EV market and how it may enable a path to profitability, expectations about improvement in ability to absorb fixed costs and reduction of conversion costs as a percentage of sales and the same leading to target revenue capacity and gross margins and Adjusted EBITDA margins; Aspen’s expectations regarding the planned second manufacturing plant in Georgia (“Plant II”), the extended construction and commissioning timeframe for Plant II, Aspen’s efforts to manage the construction of Plant II to align with our expectations of demand from EV customers, and the use of contract manufacturers to meet demand from Energy Industrial customers; beliefs about the general strength, weakness or health of Aspen’s business; acceleration in demand; beliefs about current or future trends in the energy, energy infrastructure, chemical and refinery, LNG, sustainable building materials, EV thermal barrier, EV battery materials or other markets and the impact of these trends on Aspen’s business; beliefs about the strength, effectiveness, productivity, costs, profitability or other fundamentals of Aspen’s business; beliefs about the role of Aspen’s technology and opportunities in the electric vehicle market; beliefs about Aspen’s ability to provide and deliver products and services to electric vehicle customers; beliefs about content per vehicle, revenue, costs, expenses, profitability, investments or cash flow associated with Aspen’s electric vehicle opportunities, including the EV thermal barrier business; beliefs about revenue growth and profitability; beliefs about the performance of PyroThin® including its ability to mitigate the propagation of thermal runaway in electric vehicles; beliefs about Aspen’s ability to expand the market for PyroThin®, to achieve design wins, to commence shipments of production parts, and to become an industry standard solution for thermal runaway management; beliefs about Aspen’s thermal barrier design, prototype, quoting and assembly activities; and expectations about the cost of the capital projects, including Plant II; and beliefs about the Company’s pending application with the DOE seeking a loan pursuant to the DOE LPO's ATVM. All such forward-looking statements are based on management’s present expectations and are subject to certain factors, risks and uncertainties that may cause actual results, outcome of events, timing and performance to differ materially from those expressed or implied by such statements. These risks and uncertainties include, but are not limited to, the following: inability to execute the growth plan, inability to continue construction of Plant II and to do so at a cost consistent with Aspen’s estimates and aligned with Aspen’s expectations of demand from our EV customers; the right of EV thermal barrier customers to cancel contracts with Aspen at any time and without penalty; any costs, expenses, or investments incurred by Aspen in excess of projections used to develop pricing under the contracts with EV thermal barrier customers; Aspen’s inability to create customer or market opportunities for, including PyroThin®; any other battery performance and safety products, battery materials or for other new products developed from Aspen’s aerogel technology; any disruption or inability to achieve expected capacity levels in any of the three existing production lines in East Providence, RI or the Mexico assembly facility or at any contract manufacturer; any failure to enforce any of Aspen’s patents; the general economic conditions and cyclical demands in the markets that Aspen serves; and the other risk factors discussed under the heading “Risk Factors” in Aspen’s Annual Report on Form 10-K for the year ended December 31, 2023 and filed with the Securities and Exchange Commission (“SEC”) on March 7, 2024, as well as any updates to those risk factors filed from time to time in Aspen’s subsequent periodic and current reports filed with the SEC. All statements contained in this press release are made only as of the date of this press release. Aspen does not intend to update this information unless required by law.

Reconciliation of Non-GAAP Financial Measures

The following tables present a reconciliation of the non-GAAP financial measure included in this press release to the most directly comparable GAAP measure:

Reconciliation of Adjusted EBITDA to Net Loss

We define Adjusted EBITDA as net income (loss) before interest expense, taxes, depreciation, amortization, stock-based compensation expense and other items, which occur from time to time and which we do not believe are indicative of our core operating performance.

For the 2024 full year financial outlook:

Year Ending
December 31, 2024
(In thousands)
Net income	$2,000
Depreciation and amortization	30,000
Stock-based compensation	14,000
Other expense, net and income tax expense	9,000
Adjusted EBITDA	$55,000

Investor Relations & Media Contacts:

Neal Baranosky

Phone: (508) 691-1111 x 8

nbaranosky@aerogel.com

Georg Venturatos / Ralf Esper

Gateway Group

Phone: (949) 574-3860

ASPN@gateway-grp.com